UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 12, 2011

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

CLARENDON HOUSE

CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Note Purchase Agreement

On January 12, 2011, Helen of Troy Limited, a Bermuda company (the “Company”) and certain of its subsidiaries entered into that certain Note Purchase Agreement with the purchasers party thereto (the “Note Purchase Agreement”). The Note Purchase Agreement provides for the issuance and sale of $100,000,000 aggregate principal amount of 3.90% Senior Notes of Helen of Troy, L.P. (the “Borrower”), due January 12, 2018 (the “Notes”).  The Partnership’s obligations under the Notes are unsecured, and all obligations under the Note Purchase Agreement and the Notes are unconditionally guaranteed by the Company and certain of the Company’s subsidiaries.

The issuance and sale of the Notes was completed on January 12, 2011. The Notes were sold to qualified institutional buyers pursuant to Section 4(2) of the Securities Act of 1933.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. The Company used the proceeds of approximately $100,000,000 to repay all outstanding borrowings under that certain Term Loan Credit Agreement (the “Term Loan Credit Agreement”) dated December 30, 2010, among the Company, certain of its subsidiaries and Bank of America, N.A. (“Bank of America”).

The Notes bear interest, payable semi-annually, at a rate of 3.90% per annum. Interest on the Notes is payable in cash semiannually in arrears on January 12 and July 12 of each year, and the first interest payment is due on July 12, 2011. Principal payments of $20,000,000 (or, if applicable, such lesser principal amount then outstanding) are due on January 12, 2014 and each anniversary thereafter to and including January 12, 2017, with the remaining outstanding balance due at maturity. The Partnership may redeem the Notes, in whole or in part, at any time, at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. The Notes and the Note Purchase Agreement also contain customary events of default, including failure to pay principal or interest on the Notes when due, among others.  Upon an event of default under the Note Purchase Agreement or the Notes, the holders may, among other things, accelerate the maturity of any amounts outstanding under the Notes.

The Notes Purchase Agreement also requires the maintenance of certain financial covenants, including a maximum Leverage Ratio (as that term is defined in the Note Purchase Agreement), a minimum Interest Coverage Ratio (as defined in the Note Purchase Agreement), and a minimum Consolidated Net Worth (as defined in the Note Purchase Agreement). Additionally, the Note Purchase Agreement contains other customary covenants, including, among other things, covenants restricting the Company, except under certain conditions set forth therein, from (1) incurring debt, (2) incurring liens on any of its properties, (3) making certain types of investments and (4) selling certain assets or making other fundamental changes relating to mergers and consolidations.

The foregoing description of the Note Purchase Agreement is not a complete description of all of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Note Purchase Agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated by reference herein.

Amendment to Credit Agreement

On January 14, 2011, the Company and certain of its subsidiaries entered into that certain First Amendment to Credit Agreement, by and among the Company, Borrower, Bank of America, JP Morgan Chase Bank, N.A., and the other lenders party thereto (the “Amendment”). The Amendment amends the Credit Agreement, dated December 30, 2010, by and among the Company, the Partnership and Bank of America (the “Credit Agreement”).

The Amendment lowers the rate at which borrowings under the Credit Agreement accrue interest, as well as lowers the commitment and the letter of credit fees under the Credit Agreement. As a result of the Amendment, borrowings under the Credit Agreement accrue interest at a Base Rate (as defined in the Credit Agreement) plus a margin of 0.000 to 1.125 percent per annum based on the Leverage Ratio (as defined in the Credit Agreement) at the time of borrowing. Alternatively, if the Company elects, borrowings accrue interest based on the respective 1, 2, 3, or 6-month LIBOR rate plus a margin of 1.000 to 2.125 percent per annum based upon the Leverage Ratio at the time of the borrowing. Additionally, the Company will incur loan commitment fees under the Credit Agreement at a rate ranging from 0.250 to 0.450 percent per annum on the unused balance of the Credit Agreement.  The Company will incur letter of credit fees under the Credit Agreement at a rate ranging from 1.000 to 2.125 percent per annum on the face value of any letter of credit. The Amendment also amended certain covenants of the Company restricting mergers, dissolutions, consolidations and liquidations related to the Company and certain of its subsidiaries.

The foregoing description of the Amendment is not a complete description of all of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Amendment that is filed with this

Current Report on Form 8-K as Exhibit 10.2, and to the Credit Agreement that was filed as 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2011, both of which are incorporated by reference herein.

Item 1.02               Termination of a Material Definitive Agreement.

On January 12, 2011, in connection with the closing of the Note Purchase Agreement, the Company repaid all outstanding borrowings under the Term Loan Credit Agreement and terminated the Term Loan Credit Agreement.  The Term Loan Credit Agreement provided for an unsecured line of credit of $100 million that was to mature on March 30, 2011.  The Term Loan Credit Agreement accrued interest at the Base Rate (as defined in the Term Loan Credit Agreement) plus a margin of 2.00 percent per annum, or alternatively, upon the Company’s timely election, at the one month LIBOR rate plus a margin of 3.00 percent per annum.  All obligations under the Term Loan Credit Agreement were unconditionally guaranteed by the Company and certain of the Company’s subsidiaries.  This guaranty was also terminated in connection with the repayment of the outstanding borrowings under the Term Loan Credit Agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K under the heading “Note Purchase Agreement” is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Note Purchase Agreement, dated January 12, 2011, by and among Helen of Troy, L.P., a Texas limited partnership, Helen of Troy Limited, a Bermuda company, Helen of Troy Limited, a Barbados company, and the purchasers party thereto.

10.2

First Amendment to Credit Agreement, dated January 14, 2011, by and among Helen of Troy, L.P., a Texas limited partnership, Helen of Troy Limited, a Bermuda company, Bank of America, N.A., JP Morgan Chase Bank, N.A., and the other lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date:	January 18, 2011	/s/ Thomas J. Benson
Thomas J. Benson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Note Purchase Agreement, dated January 12, 2011, by and among Helen of Troy, L.P., a Texas limited partnership, Helen of Troy Limited, a Bermuda company, Helen of Troy Limited, a Barbados company, and the purchasers party thereto.

10.2

First Amendment to Credit Agreement, dated January 14, 2011, by and among Helen of Troy, L.P., a Texas limited partnership, Helen of Troy Limited, a Bermuda company, Bank of America, N.A., JP Morgan Chase Bank, N.A., and the other lenders party thereto.